UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Unite Here has withdrawn Proposal 4 from consideration for approval at the 2013 annual meeting of stockholders of Sunstone Hotel Investors, Inc. (the “Company”), scheduled to be held on Wednesday, May 1, 2013. The withdrawn proposal sought to urge the Company’s Board of Directors (the “Board”) to take all steps necessary under applicable law to cause the Company to opt out of Maryland’s Unsolicited Takeover Act (Title 3, Subtitle 8 of the Maryland General Corporation Law, the “Act”), and to require a majority vote of stockholders before opting back into the Act. In exchange for Unite Here’s withdrawal of Proposal 4, the Company has agreed to (1) file with the State Department of Assessments and Taxation of Maryland the Articles Supplementary, attached hereto as Exhibit 3.1, to the charter of the Company and (2) adopt, in substantially the same form, the following Board resolution:

“Resolved, that, pursuant to Section 3-802(c) of the Maryland General Corporation Law (the “MGCL”), the Company is hereby prohibited from electing to be subject to the provisions of Section 3-803 of the MGCL or otherwise providing for the directors of the Company to be divided into classes pursuant to Title 3, Subtitle 8 of the MGCL, and further provided that the foregoing prohibition may not be repealed unless the repeal of such prohibition, or the classification of the directors pursuant to Section 3-803 of the MGCL, is approved by the stockholders of the Company by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.”

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Sunstone Hotel Investors, Inc. Articles Supplementary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: April 29, 2013	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer